Exhibit 99.1

1999 Bryan Street, Suite 3500
Dallas, Texas 75201
1.214.583.8500

Press Release

FOR IMMEDIATE RELEASE	May 6, 2025

Jacobs Reports Strong Fiscal Second Quarter 2025 Results
Backlog Grows by 20% Year-Over-Year with TTM Book-to-Bill Ratio of 1.3x
Repurchased $351 Million of Jacobs Shares During Q2 and $552 Million in First Half of FY25
Exited Company's Retained Stake in AMTM and Announced May 30th Distribution of Remaining Shares
Reaffirming FY 2025 Guidance
DALLAS, TEXAS - Jacobs Solutions Inc. (NYSE: J) today announced its financial results for the fiscal second quarter ended March 28, 2025.
Q2 2025 Highlights1:
•Gross revenue of $2.9 billion grew 2.2% y/y; adjusted net revenue2 up 3.1% y/y
•Revenue and profit adversely impacted by a reserve following an interim ruling against a consolidated JV in Q2 2025
•GAAP net earnings of $11.2 million; adjusted EBITDA2 of $287 million
•Recorded $109.5 million in mark-to-market losses on Amentum (AMTM) investment, reducing Q2 2025 GAAP net income and EPS
•EPS of $0.10; adjusted EPS2 of $1.43
•Backlog of $22.2 billion, up 20.0% y/y; Q2 book-to-bill 1.1x (1.3x TTM)

Jacobs' Chair and CEO Bob Pragada commented, “We ended the first half of FY25 with solid performance across our business, led by strong Life Sciences, Transportation and Energy & Power revenue growth within Infrastructure & Advanced Facilities (I&AF). Additionally, we saw strong results in PA Consulting, with revenue growth increasing to 5% in the second quarter, driving 12% operating profit growth for the segment. As we look ahead to the second half of the fiscal year, we continue to see tailwinds in both segments from robust bookings as well as a healthy pipeline of opportunities across our end markets. Based on this performance, we are reaffirming our full-year fiscal 2025 guidance.”

Jacobs' CFO Venk Nathamuni added, “We delivered strong second quarter results. We saw sequential improvement in GAAP EPS and net margin, with good year-over-year growth in adjusted EBITDA, adjusted EBITDA margin and adjusted EPS. We are pleased we were able to offset the bottom line impact from an adverse interim ruling against a consolidated JV in which the Company holds a 50% interest. This demonstrates our strong core operating performance during Q2 2025 and puts us on track to achieve our full-year targets.”

“We returned record amounts of capital back to shareholders in the first half of the year, repurchasing $351 million of our shares in Q2 2025 and $552 million in H1 2025, demonstrating our commitment to capital returns. We also retired $312 million in debt via an equity for debt exchange using our stake in AMTM, and refinanced approximately $700 million of existing debt at a lower interest rate, putting our balance sheet in excellent shape exiting Q2 2025. Subsequent to Q2 2025 close, we successfully completed a key milestone in connection with the separation of the former CMS and C&I businesses by finalizing the post-closing adjustment to working capital, enabling incremental debt reduction during Q3 2025, and receiving Board approval to distribute the remaining Amentum shares to our shareholders on May 30th.”
Financial Outlook3
The Company reaffirms its fiscal 2025 outlook for adjusted net revenue to grow mid-to-high single digits over fiscal 2024, adjusted EBITDA margin to range from 13.8-14.0%, reported free cash flow (FCF) conversion to exceed 100% of net income and an adjusted EPS range of $5.85-$6.20.
1All data reflects continuing operations only.
2See Non-GAAP Financial Measures and Operating Metrics, and GAAP Reconciliations at the end of the press release for additional detail.
3Reconciliation of fiscal 2025 adjusted EBITDA margin, adjusted EPS and expectations for adjusted net revenue growth and reported FCF conversion to the most directly comparable GAAP measure is not available without unreasonable efforts because the Company cannot predict with sufficient certainty all the components required to provide such reconciliation, including with respect to the costs and charges relating to transaction expenses, restructuring and integration to be incurred in fiscal 2025.

Second Quarter Review (in thousands, except per-share data)

	Fiscal Q2 2025	Fiscal Q2 2024	Change
Revenue	$2,910,415	$2,847,179	$63,236
Adjusted Net Revenue[1]	$2,138,946	$2,074,492	$64,454
GAAP Net Earnings from Continuing Operations	$11,162	$92,236	($81,074)
GAAP Earnings Per Diluted Share (EPS) from Continuing Operations	$0.10	$0.73	($0.63)
Adjusted Net Earnings from Continuing Operations[1]	$175,517	$147,740	$27,777
Adjusted EPS from Continuing Operations[1]	$1.43	$1.17	$0.26
U.S. GAAP effective tax rate from Continuing Operations	90.6%	30.1%	60.5%
Adjusted effective tax rate from Continuing Operations[1]	26.0%	27.3%	(1.3)%
1See "Non-GAAP Financial Measures and Operating Metrics" and the GAAP Reconciliation tables that follow for additional detail.
The Company’s adjusted net earnings from continuing operations and adjusted EPS from continuing operations for the second quarter of fiscal 2025 and fiscal 2024 exclude certain adjustments that are further described in the section entitled “Non-GAAP Financial Measures” at the end of this release. For a reconciliation of Revenue to Adjusted Net Revenue, see "Segment Information" below.
Jacobs is hosting a conference call at 10:00 A.M. ET on Tuesday, May 6, 2025, which it is webcasting live at www.jacobs.com.
Forward-Looking Statements

Certain statements contained in this press release constitute forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that do not directly relate to any historical or current fact. When used herein, words such as “expects,” “anticipates,” “believes,” “seeks,” “estimates,” “plans,” “intends,” “future,” “will,” “would,” “could,” “can,” “may,” "target," "goal" and similar words are intended to identify forward-looking statements. Examples of forward-looking statements include, but are not limited to, statements we make concerning our expectations as to our future growth, prospects, financial outlook and business strategy, including our expectations for our fiscal year 2025 adjusted EBITDA margin and adjusted EPS, adjusted net revenue growth, and reported free cash flow conversion, as well as our expectations for our effective tax rates. Although such statements are based on management's current estimates and expectations, and/or currently available competitive, financial, and economic data, forward-looking statements are inherently uncertain, and you should not place undue reliance on such statements as actual results may differ materially. We caution the reader that there are a variety of risks, uncertainties and other factors that could cause actual results to differ materially from what is contained, projected or implied by our forward-looking statements. Such factors include:
▪general economic conditions, including inflation and the actions taken by monetary authorities in response to inflation, changes in interest rates and foreign currency exchange rates, changes in capital markets and stock market volatility, instability in the banking industry, labor shortages, or the impact of a possible recession or economic downturn or changes to monetary or fiscal policies or priorities in the U.S. and the other countries where we do business on our results, prospects and opportunities;
▪competition from existing and future competitors in our target markets, as well as the possible reduction in demand for certain of our product solutions and services, including delays in the timing of the award of projects or reduction in funding, or the abandonment of ongoing or anticipated projects due to the financial condition of our clients and suppliers or due to governmental budget constraints or changes to governmental budgetary priorities, or the inability of our clients to meet their payment obligations in a timely manner or at all;
▪our ability to fully execute on our corporate strategy, including the impact of acquisitions, strategic alliances, divestitures, and other strategic events resulting from evolving business strategies, including on our ability to maintain our culture and retain key personnel, customers or suppliers, or our ability to achieve the cost-savings and synergies contemplated by our recent acquisitions within the expected time frames or to achieve them fully and to successfully integrate acquired businesses while retaining key personnel, and our ability to invest in the tools needed to implement our strategy;

▪financial market risks that may affect us, including by affecting our access to capital, the cost of such capital and/or our funding obligations under defined benefit pension and postretirement plans;
▪legislative changes, including potential changes to the amounts provided for under the Infrastructure Investment and Jobs Act, as well as other legislation and executive orders related to governmental spending, including any directive to federal agencies to reduce federal spending or the size of the federal workforce, and changes in U.S. or foreign tax laws, statutes, rules, regulations or ordinances, including the impact of, and changes to tariffs and retaliatory tariffs or trade policies, that may adversely impact our future financial positions or results of operations;
▪increased geopolitical uncertainty and risks, including policy risks and potential civil unrest, relating to the outcome of elections across our key markets and elevated geopolitical tension and conflicts, including the Russia-Ukraine and Israel-Hamas conflicts and the escalating tensions in the Middle East, among others; and
▪the impact of any pandemic, and any resulting economic downturn on our results, prospects and opportunities, measures or restrictions imposed by governments and health officials in response to the pandemic, as well as the inability of governments in certain of the countries in which we operate to effectively mitigate the financial or other impacts of any future pandemics or infectious disease outbreaks on their economies and workforces and our operations therein.
The foregoing factors and potential future developments are inherently uncertain, unpredictable and, in many cases, beyond our control. For a description of these and additional factors that may occur that could cause actual results to differ from our forward-looking statements see the Company’s filings with the U.S. Securities and Exchange Commission, including in particular the discussions contained in our fiscal 2024 Annual Report on Form 10-K under Item 1 - Business, Item 1A - Risk Factors, Item 3 - Legal Proceedings, and Item 7 - Management's Discussion and Analysis of Financial Condition and Results of Operations; and in our most recently filed Quarterly Report on Form 10-Q under Part I, Item 2 - Management's Discussion and Analysis of Financial Condition and Results of Operations, and Part II, Item 1 - Legal Proceedings and Item 1A - Risk Factors. The Company is not under any duty to update any of the forward-looking statements after the date of this press release to conform to actual results, except as required by applicable law.
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About Jacobs
At Jacobs, we're challenging today to reinvent tomorrow – delivering outcomes and solutions for the world's most complex challenges. With approximately $12 billion in annual revenue and a team of almost 45,000, we provide end-to-end services in advanced manufacturing, cities & places, energy, environmental, life sciences, transportation and water. From advisory and consulting, feasibility, planning, design, program and lifecycle management, we're creating a more connected and sustainable world. See how at jacobs.com and connect with us on LinkedIn, Instagram, X and Facebook.

Financial Highlights:
Results of Operations (in thousands, except per-share data):

	For the Three Months Ended		For the Six Months Ended
Unaudited	March 28, 2025	March 29, 2024	March 28, 2025	March 29, 2024
Revenues	$2,910,415	$2,847,179	$5,843,371	$5,657,406
Direct cost of contracts	(2,172,070)	(2,135,217)	(4,383,759)	(4,280,715)
Gross profit	738,345	711,962	1,459,612	1,376,691
Selling, general and administrative expenses	(529,697)	(528,718)	(1,042,546)	(1,051,448)
Operating Profit	208,648	183,244	417,066	325,243
Other Income (Expense):
Interest income	9,525	8,702	19,181	16,221
Interest expense	(38,580)	(44,232)	(73,399)	(87,583)
Loss on extinguishment of debt	(20,510)	—	(20,510)	—
Miscellaneous expense	(103,260)	(3,705)	(233,367)	(6,668)
Total other expense, net	(152,825)	(39,235)	(308,095)	(78,030)
Earnings from Continuing Operations Before Taxes	55,823	144,009	108,971	247,213
Income Tax Expense from Continuing Operations	(50,576)	(43,364)	(107,725)	(11,754)
Net Earnings of the Group from Continuing Operations	5,247	100,645	1,246	235,459
Net (Loss) Earnings of the Group from Discontinued Operations, net of tax	(5,550)	72,889	(6,551)	119,530
Net (Loss) Earnings of the Group	(303)	173,534	(5,305)	354,989
Net Loss (Earnings) Attributable to Noncontrolling Interests from Continuing Operations	11,731	(4,327)	5,651	(8,179)
Net Earnings Attributable to Redeemable Noncontrolling interests	(5,816)	(4,082)	(12,863)	(6,700)
Net Earnings (Loss) Attributable to Jacobs from Continuing Operations	11,162	92,236	(5,966)	220,580
Net Earnings Attributable to Noncontrolling Interests from Discontinued Operations	—	(3,013)	$—	(6,388)
Net (Loss) Earnings Attributable to Jacobs from Discontinued Operations	(5,550)	69,876	(6,551)	113,142
Net Earnings (Loss) Attributable to Jacobs	$5,612	$162,112	$(12,517)	$333,722
Net Earnings Per Share:
Basic Net Earnings from Continuing Operations Per Share	$0.10	$0.73	$—	$1.77
Basic Net (Loss) Earnings from Discontinued Operations Per Share	$(0.05)	$0.56	$(0.05)	$0.90
Basic Earnings (Loss) Per Share	$0.06	$1.29	$(0.05)	$2.66

Diluted Net Earnings from Continuing Operations Per Share	$0.10	$0.73	$—	$1.76
Diluted Net (Loss) Earnings from Discontinued Operations Per Share	$(0.05)	$0.55	$(0.05)	$0.89
Diluted Earnings (Loss) Per Share	$0.06	$1.28	$(0.05)	$2.65

Segment Information (in thousands):

	Three Months Ended		Six Months Ended
Unaudited	March 28, 2025	March 29, 2024	March 28, 2025	March 29, 2024
Revenues from External Customers:
Infrastructure & Advanced Facilities (1)	$2,602,753	$2,553,212	$5,228,961	$5,057,438
PA Consulting	307,662	293,967	614,410	599,968
Total Revenue	$2,910,415	$2,847,179	$5,843,371	$5,657,406

Infrastructure & Advanced Facilities Pass Through Revenue	(771,469)	(772,687)	(1,621,928)	(1,601,938)
Infrastructure & Advanced Facilities Adjusted Net Revenue	1,831,284	1,780,525	3,607,033	3,455,500
Total Adjusted Net Revenue	$2,138,946	$2,074,492	$4,221,443	$4,055,468

	Three Months Ended		Six Months Ended
	March 28, 2025	March 29, 2024	March 28, 2025	March 29, 2024
Segment Operating Profit:
Infrastructure & Advanced Facilities (1)	$203,265	$204,101	$413,539	$371,489
PA Consulting	67,347	60,169	134,084	114,624
Total Segment Operating Profit	270,612	264,270	547,623	486,113
Restructuring, Transaction and Other Charges (2)	(23,924)	(42,550)	(53,856)	(85,463)
Amortization of Intangible Assets	(38,040)	(38,476)	(76,701)	(75,407)
Total U.S. GAAP Operating Profit	208,648	183,244	417,066	325,243
Total Other Expense, net (3)	(152,825)	(39,235)	(308,095)	(78,030)
Earnings Before Taxes from Continuing Operations	$55,823	$144,009	$108,971	$247,213

(1)
The three and six months ended March 28, 2025 I&AF revenue and operating profit were impacted by a reserve in connection with an unfavorable interim ruling against a consolidated joint venture in which the Company holds a 50% interest, with the noncontrolling partner’s share included in noncontrolling interests in the Consolidated Statements of Earnings for the respective periods.

(2)	The three and six months ended March 28, 2025 and March 29, 2024 included $10.2 million and $25.1 million, respectively, and $32.4 million and $69.5 million, respectively, in restructuring and other charges mainly relating to the Separation Transaction (primarily professional services and employee separation costs), as well as certain subsidiary level compensation based agreements. The three and six months ended March 28, 2025 included approximately $8.4 million and $16.2 million in charges associated with the Company's TSA with Amentum.
(3)
The three and six months ended March 28, 2025 included $109.5 million and $254.7 million, respectively, mainly related to mark-to-market losses associated with our investment in Amentum stock in connection with the Separation Transaction, and $20.5 million in discounts and expenses associated with the equity for debt exchange.

Balance Sheets (in thousands):

	March 28, 2025	September 27, 2024
	Unaudited
ASSETS
Current Assets:
Cash and cash equivalents	$1,204,649	$1,144,795
Receivables and contract assets	2,895,491	2,845,452
Prepaid expenses and other	168,186	155,865
Investment in equity securities	175,859	749,468
Total current assets	4,444,185	4,895,580
Property, Equipment and Improvements, net	293,643	315,630
Other Noncurrent Assets:
Goodwill	4,726,919	4,788,181
Intangibles, net	774,596	874,894
Deferred income tax assets	229,975	195,406
Operating lease right-of-use assets	281,568	303,856
Miscellaneous	459,809	385,458
Total other noncurrent assets	6,472,867	6,547,795
	$11,210,695	$11,759,005
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Current maturities of long-term debt	$—	$875,760
Accounts payable	991,668	1,029,140
Accrued liabilities	910,785	1,087,764
Operating lease liabilities	110,000	119,988
Contract liabilities	947,007	967,089
Total current liabilities	2,959,460	4,079,741
Long-term debt	2,633,620	1,348,594
Liabilities relating to defined benefit pension and retirement plans	275,170	298,221
Deferred income tax liabilities	144,002	116,655
Long-term operating lease liabilities	371,585	407,826
Other deferred liabilities	132,157	120,483
Total other noncurrent liabilities	3,556,534	2,291,779
Commitments and Contingencies
Redeemable Noncontrolling interests	821,541	820,182
Stockholders’ Equity:
Capital stock:
Preferred stock, $1 par value, authorized - 1,000,000 shares; issued and outstanding - none	—	—
Common stock, $1 par value, authorized - 240,000,000 shares; issued and outstanding - 120,379,245 shares and 124,253,511 shares as of March 28, 2025 and September 27, 2024, respectively	120,379	124,084
Additional paid-in capital	2,699,690	2,758,064
Retained earnings	1,824,418	2,366,769
Accumulated other comprehensive loss	(780,043)	(699,450)
Total Jacobs stockholders’ equity	3,864,444	4,549,467
Noncontrolling interests	8,716	17,836
Total Group stockholders’ equity	3,873,160	4,567,303
	$11,210,695	$11,759,005

Statements of Cash Flows (in thousands):

	For the Three Months Ended		For the Six Months Ended
Unaudited	March 28, 2025	March 29, 2024	March 28, 2025	March 29, 2024
Cash Flows from Operating Activities:
Net (loss) earnings of the Group	$(303)	$173,534	$(5,305)	$354,989
Adjustments to reconcile net earnings to net cash flows provided by operations:
Depreciation and amortization:
Property, equipment and improvements	20,039	24,554	40,961	49,723
Intangible assets	38,040	52,644	76,701	103,763
Loss on extinguishment of debt	20,510	—	20,510	—
Loss on investment in equity securities	109,462	—	254,677	—
Stock based compensation	21,283	15,866	34,342	35,176
Equity in earnings of operating ventures, net of return on capital distributions	1,412	(8,853)	(824)	(6,983)
(Gain) loss on disposals of assets, net	(274)	602	(896)	1,210
Deferred income taxes	(21,056)	(15,727)	(803)	(73,966)
Changes in assets and liabilities:
Receivables and contract assets, net of contract liabilities	(44,855)	(121,037)	(102,608)	(18,332)
Prepaid expenses and other current assets	(35,859)	(29,305)	(26,242)	20,911
Miscellaneous other assets	24,006	15,096	41,249	43,481
Accounts payable	3,838	50,607	(33,387)	14,764
Accrued liabilities	(245,653)	(204,224)	(277,051)	(166,640)
Other deferred liabilities	5,710	12,738	7,573	11,073
Other, net	7,268	(9,318)	(17,872)	6,369
Net cash (used for) provided by operating activities	(96,432)	(42,823)	11,025	375,538
Cash Flows from Investing Activities:
Additions to property and equipment	(17,270)	(27,802)	(27,603)	(45,108)
Disposals of property and equipment and other assets	847	102	2,328	145
Capital contributions to equity investees, net of return of capital distributions	—	394	932	1,660
Acquisitions of businesses, net of cash acquired	—	(14,000)	—	(14,000)
Net cash used for investing activities	(16,423)	(41,306)	(24,343)	(57,303)
Cash Flows from Financing Activities:
Net proceeds of borrowings	383,765	119,143	746,420	85,530
Debt issuance costs	(92)	—	(92)	(1,606)
Proceeds from issuances of common stock	9,203	11,305	17,186	22,660
Common stock repurchases	(350,776)	(95,446)	(552,402)	(195,462)
Taxes paid on vested restricted stock	(6,684)	(10,785)	(21,088)	(33,172)
Cash dividends to shareholders	(39,397)	(36,771)	(75,878)	(70,137)
Net dividends associated with noncontrolling interests	(1,201)	(9,541)	(3,446)	(14,249)
Repurchase of redeemable noncontrolling interests	(337)	—	(4,066)	(24,360)
Net cash (used for) provided by financing activities	(5,519)	(22,095)	106,634	(230,796)
Effect of Exchange Rate Changes	23,407	(16,517)	(34,773)	17,631
Net (Decrease) Increase in Cash and Cash Equivalents and Restricted Cash	(94,967)	(122,741)	58,543	105,070
Cash and Cash Equivalents, including Restricted Cash, at the Beginning of the Period	1,300,441	1,157,256	1,146,931	929,445
Cash and Cash Equivalents, including Restricted Cash, at the End of the Period	$1,205,474	$1,034,515	$1,205,474	$1,034,515
Less Cash and Cash Equivalents included in Assets held for spin	$—	$(178,529)	$—	$(178,529)
Cash and Cash Equivalents, including Restricted Cash of Continuing Operations at the End of the Period	$1,205,474	$855,986	$1,205,474	$855,986

Backlog (in millions):

	March 28, 2025	March 29, 2024
Infrastructure & Advanced Facilities	$21,768	$18,130
PA Consulting	392	344
Total	$22,160	$18,474

Non-GAAP Financial Measures and Operating Metrics:
In this press release, the Company has included certain non-GAAP financial measures as defined in Regulation G promulgated under the Securities Exchange Act of 1934, as amended. These non-GAAP measures are described below.
As a result of the spin-off of the SpinCo Business and merger of the SpinCo Business with Amentum Parent Holdings LLC to form an independent, publicly traded company, Amentum Holdings, Inc. (NYSE: AMTM) (the "Separation Transaction"), substantially all CMS and C&I (the "SpinCo Business") related assets and liabilities were separated on September 27, 2024. As such, the financial results of the SpinCo Business are reflected as discontinued operations for all periods presented and therefore excluded from the non-GAAP measures described below.

Adjusted net revenue is calculated by adjusting revenue from continuing operations to exclude amounts we bill to clients on projects where we are procuring subcontract labor or third-party materials and equipment on behalf of the client (referred to as “pass throughs”). These amounts are considered pass throughs because we receive no or only a minimal mark-up associated with the billed amounts. In 2023, we amended our name and convention for revenue, excluding pass-through costs from “net revenue” to “adjusted net revenue.” This name change is intended to make the non-GAAP nature of this measure more prominent and does not impact measurement. We sometimes refer to our GAAP revenue as "gross revenue."

Jacobs adjusted operating profit, adjusted earnings from continuing operations before taxes, adjusted income tax expenses from continuing operations, adjusted net earnings from continuing operations and adjusted EPS from continuing operations are calculated by:

1.Excluding items collectively referred to as Restructuring, Transaction and Other Charges, which include:
a.costs and other charges associated with our Focus 2023 Transformation initiatives, including activities associated with the re-scaling and repurposing of physical office space, employee separations, contractual termination fees and related expenses, referred to as "Focus 2023 Transformation, mainly real estate rescaling efforts";
b.transaction costs and other charges incurred in connection with mergers, acquisitions, strategic investments and divestitures, including advisor fees, change in control payments, and the impact of the quarterly adjustment to the estimated performance based payout of contingent consideration to certain sellers in connection with certain acquisitions and similar transaction costs and expenses (collectively referred to as "Transaction Costs");
c.recoveries, costs and other charges associated with restructuring activities and other cost reduction initiatives implemented in connection with mergers, acquisitions, strategic investments and divestitures, including the separation of the CMS/C&I business, such as advisor fees, involuntary terminations and related costs, costs associated with co-locating offices of acquired companies, separating physical locations of continuing operations, professional services and other personnel costs; involuntary terminations of management and employees and related transition and legal costs (clauses (a) – (c) collectively referred to as “Restructuring, integration, separation and other charges").

2.Excluding items collectively referred to as "Other adjustments", which include:
a.intangible assets amortization and impairment charges;
b.impact of certain subsidiary level contingent equity-based agreements in connection with the transaction structure of our PA Consulting investment;
c.impacts related to tax rate increases in the UK in a prior period;
d.revenue under the Company's transition services agreement (TSA) included in other income for U.S. GAAP reporting purposes, and any SG&A costs associated with the provision of such services;
e.pretax mark-to-market and other related gains or losses associated with the Company's investment in Amentum stock recorded in connection with the Separation Transaction;
f.discounts and expenses related to the one-time exchange of the Company's investment in Amentum shares for a portion of the Company's outstanding term loans, which term loans were canceled; and
g.impacts resulting from the EPS numerator adjustment relating to the redeemable noncontrolling interests preference share repurchase and reissuance activities.

We eliminate the impact of “Restructuring, integration, separation and other charges” because we do not consider these to be indicative of ongoing operating performance. Actions taken by the Company to enhance efficiencies are subject to significant fluctuations from period to period. The Company's management believes the exclusion of the amounts relating to the above-listed items improves the period-to-period comparability and analysis of the underlying financial performance of the business.

Adjustments to derive adjusted net earnings from continuing operations and adjusted EPS from continuing operations are calculated on an after-tax basis.

Free cash flow (FCF) is calculated as net cash provided by operating activities from continuing operations as reported on the statement of cash flows less additions to property and equipment.

Adjusted EBITDA is calculated by adding income tax expense, depreciation expense and interest expense to, and deducting interest income from, adjusted net earnings attributable to Jacobs from continuing operations.

I&AF Operating Margin is a ratio of I&AF operating profit for the segment to the segment's adjusted net revenue. For a reconciliation of revenue to adjusted net revenue, see "Segment Information".

Jacobs Adjusted Operating Margin is a ratio of adjusted operating profit for the Company to the Company's adjusted net revenue. For a reconciliation of revenue to adjusted net revenue, see "Segment Information".

We believe that the measures listed above are useful to management, investors and other users of our financial information in evaluating the Company’s operating results and understanding the Company’s operating trends by excluding or adding back the effects of the items described above and below, the inclusion or exclusion of which can obscure underlying trends. Additionally, management uses such measures in its own evaluation of the Company’s performance, particularly when comparing performance to past periods, and believes these measures are useful for investors because they facilitate a comparison of our financial results from period to period.

This press release also contains certain financial and operating metrics which management believes are useful in evaluating the Company's performance. Backlog represents revenue or gross profit, as applicable, we expect to realize for work to be completed by our consolidated subsidiaries and our proportionate share of work to be performed by unconsolidated joint ventures. Gross margin in backlog refers to the ratio of gross profit in backlog to gross revenue in backlog. For more information on how we determine our backlog, see our Backlog Information in our most recent annual report filed with the Securities and Exchange Commission. Adjusted EBITDA margin refers to a ratio of adjusted EBITDA to adjusted net revenue. Cash conversion refers to a ratio of cash flow from operations to GAAP net earnings from continuing operations. Reported FCF conversion refers to a ratio of FCF to GAAP net earnings from continuing operations. Book-to-bill ratio is an operational measure representing the ratio of change in backlog since the prior reporting period plus reported revenue for the reporting period to the reported revenues for the same period. We regularly monitor these operating metrics to evaluate our business, identify trends affecting our business, and make strategic decisions.

The Company provides non-GAAP measures to supplement U.S. GAAP measures, as they provide additional insight into the Company’s financial results. However, non-GAAP measures have limitations as analytical tools and should not be considered in isolation and are not in accordance with, or a substitute for, U.S. GAAP measures. In addition, other companies may define non-GAAP measures differently, which limits the ability of investors to compare non-GAAP measures of the Company to those used by our peer companies.

The following tables reconcile the components and values of U.S. GAAP earnings from continuing operations before taxes, income taxes from continuing operations, net earnings attributable to Jacobs from continuing operations, Diluted Net Earnings from Continuing Operations Per Share (which we refer to as EPS from continuing operations), to the corresponding "adjusted" amount, net cash provided by operating activities to reported free cash flow and revenue to adjusted net revenue. For the comparable period presented below, such adjustments consist of amounts incurred in connection with the items described above. Amounts are shown in thousands, except for per-share data (note: earnings per share amounts may not total due to rounding).

Reconciliation of Earnings from Continuing Operations Before Taxes to Adjusted Earnings from Continuing Operations Attributable to Jacobs Before Taxes (in thousands)

	Three Months Ended		Six Months Ended
	March 28, 2025	March 29, 2024	March 28, 2025	March 29, 2024
Earnings from Continuing Operations Before Taxes	$55,823	$144,009	$108,971	$247,213
Restructuring, Transaction and Other Charges (1):
Focus 2023 Transformation, mainly real estate rescaling efforts	—	—	—	49
Transaction costs	(3,058)	1,948	(1,702)	4,943
Restructuring, integration, separation and other charges	10,663	35,362	25,403	73,667
Other Adjustments (2):
Transition Services Agreement, net	(1,897)	—	(5,469)	—
Amortization of intangibles	38,040	38,476	76,701	75,407
Mark-to-market and other related losses on investment in Amentum stock	109,462	—	254,677	—
Other	29,481	5,240	35,462	6,805
Adjusted Earnings from Continuing Operations Before Taxes	$238,514	$225,035	$494,043	$408,084
Adjusted Noncontrolling Interests from Continuing Operations	(1,037)	(15,819)	(20,537)	(28,122)
Adj. Earnings from Continuing Operations attributable to Jacobs before Taxes	$237,477	$209,216	$473,506	$379,962
(1) Includes pre-tax charges primarily relating to the Separation Transaction for the three and six months ended March 28, 2025 and March 29, 2024. Includes real estate impairments charges associated with the Company's Focus 2023 Transformation program for the six months ended March 29, 2024, as well as charges associated with various transaction costs and activity associated with Company restructuring and integration programs for the three and six months ended March 28, 2025 and March 29, 2024.
(2) Includes pre-tax charges for the removal of amortization of intangible assets, pretax mark-to-market losses associated with our investment in Amentum stock and other related adjustments in connection with the Separation Transaction, discounts and expenses associated with the non-cash equity for debt exchange, the impact of certain subsidiary level compensation based agreements and the removal of revenues under the Company's TSA with Amentum for the three and six months ended March 28, 2025 and March 29, 2024.

Reconciliation of Income Tax Expense from Continuing Operations to Adjusted Income Tax Expense from Continuing Operations (in thousands)

	Three Months Ended		Six Months Ended
	March 28, 2025	March 29, 2024	March 28, 2025	March 29, 2024
Income Tax Expense from Continuing Operations	$(50,576)	$(43,364)	$(107,725)	$(11,754)
Tax Effects of Restructuring, Transaction and Other Charges (1):
Focus 2023 Transformation, mainly real estate rescaling efforts	—	—	—	(12)
Transaction costs	780	(257)	532	(703)
Restructuring, integration, separation and other charges	(2,593)	(8,129)	(6,399)	(17,285)
Tax Effects of Other Adjustments (2):
Transition Services Agreement, net	485	—	1,394	—
Amortization of intangibles	(9,730)	(9,712)	(19,622)	(19,040)
Other	(326)	(14)	(341)	(13)
Adjusted Income Tax Expense from Continuing Operations	$(61,960)	$(61,476)	$(132,161)	$(48,807)
Adjusted effective tax rate from Continuing Operations	26.0%	27.3%	26.8%	12.0%
(1) Includes income tax impacts on restructuring activities primarily relating to the Separation Transaction for the three and six months ended March 28, 2025 and March 29, 2024, along with impacts on real estate impairments associated with the Company's Focus 2023 Transformation program for the six months ended March 29, 2024.
(2) Includes income tax impacts on amortization of intangible assets, on certain subsidiary level compensation based agreements, the removal of revenues under the Company's TSA with Amentum and discounts and expenses associated with the non-cash equity for debt exchange for the three and six months ended March 28, 2025 and March 29, 2024.

Reconciliation of Net Earnings Attributable to Jacobs from Continuing Operations to Adjusted Net Earnings Attributable to Jacobs from Continuing Operations (in thousands)

	Three Months Ended		Six Months Ended
	March 28, 2025	March 29, 2024	March 28, 2025	March 29, 2024
Net Earnings (Loss) Attributable to Jacobs from Continuing Operations	$11,162	$92,236	$(5,966)	$220,580
After-tax effects of Restructuring, Transaction and Other Charges (1):
Focus 2023 Transformation, mainly real estate rescaling efforts	—	—	—	37
Transaction costs	(2,795)	1,352	(1,276)	3,542
Restructuring, integration, separation and other charges	7,924	26,334	18,928	55,126
After-tax effects of Other Adjustments (2):
Transition Services Agreement, net	(1,413)	—	(4,075)	—
Amortization of intangibles	24,359	24,153	48,023	47,115
Mark-to-market and other related losses on investment in Amentum stock	109,462	—	254,677	—
Other	26,818	3,665	31,035	4,755
Adjusted Net Earnings Attributable to Jacobs from Continuing Operations	$175,517	$147,740	$341,346	$331,155

(1) Includes after-tax charges primarily relating to the Separation Transaction for the three and six months ended March 28, 2025 and March 29, 2024. Includes non-cash real estate impairment charges associated with the Company's Focus 2023 Transformation program and charges associated with various transaction costs and activity associated with Company restructuring and integration programs for the six months ended March 29, 2024.
(2) Includes after-tax and noncontrolling interest charges from amortization of intangible assets, mark-to-market losses associated with our investment in Amentum stock and other related adjustments in connection with the Separation Transaction, discounts and expenses associated with the non-cash equity for debt exchange, certain subsidiary level compensation based agreements and the removal of after-tax revenues under the Company's TSA with Amentum for the three and six months ended March 28, 2025 and March 29, 2024.

Reconciliation of Diluted Net Earnings from Continuing Operations Per Share to Adjusted Diluted Net Earnings from Continuing Operations Per Share (in thousands)

	Three Months Ended		Six Months Ended
	March 28, 2025	March 29, 2024	March 28, 2025	March 29, 2024
Diluted Net Earnings from Continuing Operations Per Share	$0.10	$0.73	$—	$1.76
After-tax effects of Restructuring, Transaction and Other Charges (1):
Focus 2023 Transformation, mainly real estate rescaling efforts	—	—	—	—
Transaction costs	(0.02)	0.01	(0.01)	0.03
Restructuring, integration, separation and other charges	0.06	0.21	0.15	0.44
After-tax effects of Other Adjustments (2):
Transition Services Agreement, net	(0.01)	—	(0.03)	—
Amortization of intangibles	0.20	0.19	0.39	0.37
Mark-to-market and other related losses on investment in Amentum stock	0.89	—	2.06	—
Other	0.21	0.03	0.20	0.02
Adjusted Diluted Net Earnings from Continuing Operations Per Share	$1.43	$1.17	$2.76	$2.62
(1) Includes per-share impact charges primarily relating to the Separation Transaction for the three and six months ended March 28, 2025 and March 29, 2024, along with charges associated with various transaction costs and activity associated with Company restructuring and integration programs for the three and six months ended March 29, 2024.
(2) Includes per-share impacts from the amortization of intangible assets, mark-to-market losses associated with our investment in Amentum stock and other related adjustments in connection with the Separation Transaction, discounts and expenses associated with the non-cash debt for equity exchange, certain subsidiary level compensation based agreements and the removal of revenues under the Company's TSA with Amentum for the three and six months ended March 28, 2025 and March 29, 2024.

Reconciliation of Noncontrolling Interests from Continuing Operations to Adjusted Noncontrolling Interests from Continuing Operations (in thousands)

	Three Months Ended		Six Months Ended
	March 28, 2025	March 29, 2024	March 28, 2025	March 29, 2024
Noncontrolling Interests from Continuing Operations	$5,915	$(8,409)	$(7,212)	$(14,879)
Restructuring, Transaction and Other Charges (1):
Transaction costs	(517)	(339)	(105)	(697)
Restructuring, integration and separation charges	(146)	(899)	(76)	(1,255)
Other Adjustments (2):
Amortization of intangibles	(3,950)	(4,611)	(9,055)	(9,252)
Other	(2,339)	(1,561)	(4,089)	(2,039)
Adjusted Noncontrolling Interests from Continuing Operations	$(1,037)	$(15,819)	$(20,537)	$(28,122)
1) Includes noncontrolling interests amounts associated with the costs incurred with Company acquisition related activity costs.
2) Includes noncontrolling interests impacts from the amortization of intangible assets and estimated tax impacts on certain subsidiary level compensation based agreements for the three and six months ended March 28, 2025 and March 29, 2024.

Reconciliation of Net Earnings Attributable to Jacobs from Continuing Operations to Adjusted EBITDA (in thousands):

	Three Months Ended		Six Months Ended
	March 28, 2025	March 29, 2024	March 28, 2025	March 29, 2024
Net Earnings (Loss) Attributable to Jacobs from Continuing Operations	$11,162	$92,236	$(5,966)	$220,580
After-tax effects of Restructuring, Transaction and Other Charges	5,129	27,686	17,652	58,705
After-tax effects of Other Adjustments	159,226	27,818	329,660	51,870
Adj. Net earnings attributable to Jacobs from Continuing Operations	175,517	147,740	341,346	331,155
Adj. Income Tax Expense from Continuing Operations	61,960	61,476	132,161	48,807
Adj. Earnings from Continuing Operations attributable to Jacobs before Taxes	237,477	209,216	473,507	379,962
Depreciation expense	20,039	20,238	40,961	41,932
Interest income	(9,525)	(8,702)	(19,181)	(16,221)
Adjusted Interest expense	38,580	44,232	73,399	87,583
Adjusted EBITDA	$286,571	$264,984	$568,686	$493,256

Certain amounts may not agree to other non-GAAP schedules due to rounding.

Earnings Per Share:

	Three Months Ended		Six Months Ended
Unaudited	March 28, 2025	March 29, 2024	March 28, 2025	March 29, 2024
Numerator for Basic and Diluted EPS:
Net earnings (loss) attributable to Jacobs from continuing operations	$11,162	$92,236	$(5,966)	$220,580
Preferred Redeemable Noncontrolling interests redemption value adjustment	1,244	—	5,812	1,766
Net earnings (loss) from continuing operations allocated to common stock for EPS calculation	$12,406	$92,236	$(154)	$222,346

Net (loss) earnings from discontinued operations allocated to common stock for EPS calculation	$(5,550)	$69,876	$(6,551)	$113,142

Net earnings (loss) allocated to common stock for EPS calculation	$6,856	$162,112	$(6,705)	$335,488

Denominator for Basic and Diluted EPS:

Shares used for calculating basic EPS attributable to common stock	122,257	125,712	123,156	125,909

Effect of dilutive securities:
Stock compensation plans (1)	367	499	—	603
Shares used for calculating diluted EPS attributable to common stock	122,624	126,211	123,156	126,512

Net Earnings Per Share:
Basic Net Earnings from Continuing Operations Per Share	$0.10	$0.73	$—	$1.77
Basic Net (Loss) Earnings from Discontinued Operations Per Share	$(0.05)	$0.56	$(0.05)	$0.90
Basic Earnings (Loss) Per Share	$0.06	$1.29	$(0.05)	$2.66
Diluted Net Earnings from Continuing Operations Per Share	$0.10	$0.73	$—	$1.76
Diluted Net (Loss) Earnings from Discontinued Operations Per Share	$(0.05)	$0.55	$(0.05)	$0.89
Diluted Earnings (Loss) Per Share	$0.06	$1.28	$(0.05)	$2.65

Note: Per share amounts may not add due to rounding.
(1) For the three months ended March 28, 2025, because net (loss) earnings from continuing operations was a loss, the effect of antidilutive securities of 472 was excluded from the denominator in calculating diluted EPS.

For additional information contact:

Investors:
Bert Subin
JacobsIR@jacobs.com

Media:
Louise White
louise.white@jacobs.com
469-724-0810

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